UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 18, 2016 (Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	001-35049	84-0592823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

(Address of principal executive offices) (Zip Code)

(281) 298-4246

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

As previously disclosed in its Current Report on Form 8-K filed on May 24, 2016 (the “Prior 8-K”) with the Securities and Exchange Commission (the “SEC”), on May 18, 2016, Earthstone Energy, Inc. (the “Company”), completed the Arrangement Agreement dated as of December 16, 2015, and as amended on March 29, 2016 (the “Arrangement Agreement”) with 1058286 B.C. Ltd., a wholly owned subsidiary of the Company and Lynden Energy Corp. (“Lynden”), providing for the acquisition of all of the outstanding shares of common stock of Lynden by Earthstone Acquisition and the amalgamation of Earthstone Acquisition and Lynden, with Lynden surviving the amalgamation as a wholly-owned subsidiary of Earthstone (the “Arrangement”) as part of a plan of arrangement (the “Plan of Arrangement”).

On June 3, 2016, the Company amended the Prior 8-K to include certain historical financial statements of Lynden and pro forma financial information relating to the Acquisition (the “8-K/A”)

The Company is filing this amendment to the Prior 8-K for the purpose of including the consent (the “Consent”) of Deloitte LLP, the independent registered public accounting firm of Lynden relating to its report on the financial statements included in Lynden’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015, which was incorporated by reference into the 8-K/A. The Consent, which was not included with the Prior 8-K or the 8-K/A, is attached hereto as Exhibit 23.1. Except as set forth herein, this amendment does not amend, modify or update the disclosure contained in the Prior 8-K or the 8-K/A.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed as part of this Current Report on Form 8-K/A:

Exhibit No.	Description
23.1	Consent of Deloitte LLP, an independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Date: June 15, 2016	By:	/s/ Frank A. Lodzinski
Frank A. Lodzinski
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Deloitte LLP, an independent registered public accounting firm.